Flint to offer exciting ‘Mobile Remittance’ services with pending acquisition.

Technology acquisition will allow users to transfer money directly from their Cell phones.

OVERLAND PARK, KANSAS — September 29, 2010 — Flint Telecom Group, Inc. (http://www.flinttelecomgroup.com) (FLTT.OB), a Telecom Technology and Services Organization, announces today that it is nearing completion of the due diligence process to acquire 100% of a U.S. based International Remittance Company. Following the successful completion of the necessary due diligence which is already underway, the transaction is expected to close within the next 30 days.

This acquisition will allow Flint Telecom to access the international market of mobile money transfer, which Juniper Research believes to be worth $65 Billion worldwide by 2014.

Eliminating the need and expense of money order transfers to foreign countries, Flint Telecom will establish a system of prepaid debit cards through its existing market outlets. This will allow people and businesses the ability to transfer money internationally using these cards or directly from their cell phones. The system is in complete compliance with domestic and international money laundering and counter-terrorism regulations.
The remittances are practically instantaneous and a cardholder can send funds 24/7 every day of the year directly to the recipient who can then can simply withdraw the funds from a local ATM where they live. The cards will also incorporate Flint’s existing wireless and international calling services on a single card with the aim of increasing customer retention and increasing overall profit margins for the group.
CEO, Vincent Browne said today: “We are excited with this latest development, as it opens valuable new revenue streams and strengthens our offerings to our existing customer groups. Targeted towards the demographic most likely to use these services first, initial marketing of this highly versatile product will be within our existing market outlets. Coupling this with our recent announcement of the signing of an LOI to acquire an international prepaid debit card company, will allow our customers to transfer money abroad directly from their cell phone if they wish without the inconvenience and high expense of traditional forms of money transfer. We see this as a major advancement for our technology and prepaid business groups and our growth into international markets.”

Investor Relations Contact: Tony Muratore Investors@flinttelecomgroup.com
About Flint Telecom Group, Inc.
Flint Telecom Group Inc. is one of the fast growing Telecom Technology Organizations with a portfolio of companies that deliver next-generation IP communications Products and Services.
Founded by telecom and technology entrepreneurs with a proven track record in building global technology companies. Trading on the OTC Bulletin Board® (OTCBB) under the ticker FLTT.OB, Flint Telecom has grown both organically as well as through their corporate activity. Additional information may be found at www.flinttelecomgroup.com

This press release contains forward-looking statements, which are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expects”, ``intends'', ``believes'', and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of products and technologies, the ability to secure additional sources of finance, the ability to reduce operating expenses, and other factors described in the Company's filings with the Securities and Exchange Commission. The actual results that the Company achieves may differ materially from any forward-looking statement due to such risks and uncertainties. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.